SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                    CNS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                   [LOGO] CNS

                                    CNS, INC.
                               4400 WEST 78TH ST.
                          BLOOMINGTON, MINNESOTA 55435
                                 (612) 820-6696

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 21, 1999

                               ------------------

To the Stockholders of CNS, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of CNS, Inc. (the "Company") will be held on Wednesday, April 21, 1999 at 3:30 p.m., local time, in the auditorium of the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting of Stockholders;

     2. To ratify and approve the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1999; and

     3. To act upon any other matters that may properly be presented at the meeting or any adjournment or postponement thereof.

     Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998.

     The Board of Directors has fixed the close of business on March 3, 1999 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors,


                                        /s/ Daniel E. Cohen


                                        Daniel E. Cohen
                                        CHAIRMAN OF THE BOARD

Dated: March 15, 1999.


--------------------------------------------------------------------------------

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.

--------------------------------------------------------------------------------

                                    CNS, INC.
                              4400 WEST 78TH STREET
                          BLOOMINGTON, MINNESOTA 55435
                                 (612) 820-6696

                               ------------------
                                 PROXY STATEMENT
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 21, 1999



                                 GENERAL MATTERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CNS, Inc. (the "Company") from holders of Common Stock of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders on Wednesday, April 21, 1999 at 3:30 p.m., local time (the "Annual Meeting"), and at any adjournment or postponement thereof.

     The Company intends to mail this Proxy Statement and the accompanying proxy card on or about March 15, 1999 to all holders of the Common Stock of the Company as of the record date of March 3, 1999, who are entitled to vote at the Annual Meeting.

     Any stockholder giving a proxy will have the right to revoke it by written notice to the Secretary of the Company or by filing with the Secretary another proxy bearing a later date at any time before it is voted at the Annual Meeting. A stockholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Secretary. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment or postponement thereof.

     Under Delaware law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute a quorum. Votes cast by proxy or in person at the Annual Meeting of Stockholders will determine whether or not a quorum is present. If a stockholder abstains from voting on any matter, the Company intends to count the person abstaining as present for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business but as not having voted for any proposal, although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transactions of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Therefore, abstentions and broker "non-votes" have the same effect as votes against the proposals.


                          OUTSTANDING VOTING SECURITIES

     Only stockholders of record as of the close of business on March 3, 1999 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 16,260,026 shares of common stock,

$.01 par value ("Common Stock"), each of which is entitled to one vote per share on each matter to be voted upon at the Annual Meeting. As provided in the Certificate of Incorporation of the Company, there is no cumulative voting. The Company has no class of voting securities outstanding other than the Common Stock.


                         SECURITY OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 3, 1999, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company, by each director and nominee of the Company, by each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group:

                                              NUMBER OF SHARES         PERCENT
NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED(1)(2)     OF CLASS
------------------------                  ------------------------     --------

Daniel E. Cohen(3)                                830,664                5.1%
Richard W. Perkins(4)(5)                          571,473                3.5%
Patrick Delaney(4)                                105,066                *
Marti Morfitt                                     101,000                *
R. Hunt Greene(4)(6)                               85,000                *
Andrew J. Greenshields(4)(7)                       79,000                *
Kirk P. Hodgdon                                    99,000                *
David J. Byrd                                      36,700                *
John J. Keppeler                                   10,000                *
All directors, nominees and                     2,045,701               12.0%
  officers as a group (13 persons)(8)

------------------
* Indicates ownership of less than one percent.

(1) Except as otherwise noted, all shares beneficially owned by each owner were owned of record, and each owner held sole voting power and sole investment power for all shares held.

(2) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of March 3, 1999: Mr. Cohen, 200,000 shares; Mr. Perkins, 85,000 shares; Mr. Delaney, 85,000 shares; Ms. Morfitt, 60,000 shares; Mr. Greene, 60,000 shares; Mr. Greenshields, 75,000 shares; Mr. Hodgdon, 99,000 shares; Mr. Byrd, 35,000 shares; Mr. Keppeler, 10,000 shares; and all directors, nominees and officers as a group, 814,000 shares.

(3) Includes 327,332 shares of Common Stock owned of record by Mr. Cohen's spouse for which he has no voting or dispositive power.

(4) Does not include 5,000 shares of Common Stock which could be purchased in connection with a previously-granted option which will vest if the individual is re-elected to the Board of Directors at the Annual Meeting.

(5) Includes 361,125 shares of Common Stock held for the accounts of clients of Perkins Capital Management, Inc., a registered investment advisor of which Mr. Perkins is the controlling shareholder, a director and President. Perkins Capital Management has no voting power with respect to such shares and has sole dispositive power with respect to 361,125 of such shares. Mr. Perkins and Perkins Capital Management, Inc. disclaim beneficial ownership of such shares. This total also includes 47,500 shares held in trusts for which Mr. Perkins is the sole trustee, 4,000 shares held by a corporation of which Mr. Perkins is sole shareholder and 73,848 shares held by a partnership of which Mr. Perkins is a general partner.

(6) Includes 5,000 shares which could be purchased by stock options exercisable within sixty (60) days of March 3, 1999 held by a general partnership of which Mr. Greene is a general partner.

(7) Includes 4,000 shares of Common Stock held by Mr. Greenshields jointly with his spouse for which he has shared voting and dispositive power.

(8) Includes 327,332 shares of Common Stock owned by spouses and 4,000 shares owned jointly with spouses.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL #1)

     Although the Company's Bylaws currently provide for a Board of Directors consisting of seven members, only six directors are being nominated for election at the Annual Meeting. Each of the nominees named below is a present director of the Company and, if elected, will serve until the next Annual Meeting or until his or her successor has been elected and qualified. Mr. Cohen has been a director of the Company since its formation in 1982; Mr. Delaney has been a director since 1983; Mr. Greene has been a director since 1985; Mr. Greenshields has been a director since 1986; Mr. Perkins has been a director since 1993; and Ms. Morfitt has been a director since 1998. If for any reason any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such new nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected.

     All of the nominees named below have been nominated by the Board of Directors of the Company and are directors who served during 1998. It is intended that proxies solicited by the Board of Directors will (unless otherwise directed) be voted "FOR" the election of the nominees for director named below.

     The nominees are listed below with their ages, their present positions with the Company, their present principal occupations or employment and their principal occupations or employment for at least the past five years. Mr. Cohen and Ms. Morfitt devote their full working time to the business of the Company. Messrs. Delaney, Greene, Greenshields and Perkins devote such time as is necessary to fulfill their duties as directors.

     DANIEL E. COHEN, 46, has served as the Company's Chairman of the Board since 1993, its Chief Executive Officer since 1989 and the Treasurer from 1982 through March 3, 1999. Mr. Cohen, a founder of the Company, is a medical doctor and board-certified neurologist.

     PATRICK DELANEY, 56, has served as a director of the Company since 1983 and as the Company's Secretary since 1995. Mr. Delaney is a partner in the Minneapolis law firm of Lindquist & Vennum P.L.L.P., counsel to the Company. He has been in the private practice of law since 1967. He is also a director of Community First Bankshares, Inc., a multi-bank holding company and a director and the secretary of Applied Biometrics, Inc., a manufacturer of medical devices.

     R. HUNT GREENE, 48, has been an investment banker for over fifteen years. He is presently Managing Director of Greene Holcomb & Fisher LLC, a Minneapolis investment bank that provided investment banking services to the Company over the past three years and that will provide investment banking services to the Company in 1999. Mr. Greene was a Managing Director of Piper Jaffray Inc., a Minneapolis-based investment bank and general broker-dealer in investment securities, from 1979 to 1995.

     ANDREW J. GREENSHIELDS, 61, has been President of Pathfinder Ventures, Inc., Minneapolis, Minnesota, since 1980. He is also a general partner of Pathfinder Venture Capital Funds II and III and a general partner of Spell Capital Partners, LP, all of which are Minneapolis-based venture capital limited partnerships. Mr. Greenshields is also a director of Aetrium, Inc., a manufacturer of semi-conductor handling equipment.

     MARTI MORFITT, 41, has served as the Company's President and Chief Operating Officer since March 1998. From September 1982 through February 1998, Ms. Morfitt served in a series of positions of increasing responsibility with the Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from May 1997 to February 1998 as Vice-President, Meals, and from February 1994 to May 1997 as Vice-President, Green Giant Brands. She also serves as a director of Graco, Inc., a Minneapolis-based manufacturer of fluid handling systems.

     RICHARD W. PERKINS, 68, has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a Minneapolis-based investment management company, since 1985. He is also a general partner of Spell Capital Partners, LP, a Minneapolis-based venture capital limited partnership. He is also a director of the following publicly-held companies: Bio-Vascular, Inc., a manufacturer of prosthetics and surgical appliances; Children's Broadcasting Corporation, a holding company; Eagle

Pacific Industries, Inc., a manufacturer of plastic pipes; Lifecore Biomedical, Inc., a medical device company; Nortech Systems, Inc., a contract manufacturer for the electronics industry; Quantech, Ltd., a development stage medical products company; Vital Images, Inc., a medical diagnostic software company; and Harmony Holdings, Inc., a producer of television commercials, music videos and related media.

         ---------------------------------------------------------------

             MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED.

         ---------------------------------------------------------------


                      OTHER INFORMATION REGARDING THE BOARD

BOARD MEETINGS

     The Board of Directors met five times and took action in writing in lieu of a meeting once during 1998. Each director attended at least 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during the fiscal year 1998.

COMMITTEES

     The Audit Committee of the Board of Directors, which is comprised of Messrs. Greene (Chairman) and Greenshields, met three times during 1998. The Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by and the recommendations of the Company's independent auditors, and approves services provided by the auditors.

     The Compensation Committee of the Board of Directors, which is comprised of Messrs. Greenshields (Chairman) and Perkins, met three times during 1998. Among other duties, the Compensation Committee makes recommendations to the Board of Directors regarding the employment practices and the policies of the Company and the compensation paid to executive officers of the Company. The Compensation Committee therefore also has the authority to make awards under and adopt and alter administrative rules and practices governing the Company's Stock Option Plans and Stock Purchase Plan ("Plans") and interpret the terms and provisions of the Plans and any award issued under those Plans.

     The Nominating Committee, which is comprised of Messrs. Greenshields (Chairman) and Delaney and Ms. Morfitt met three times during 1998. The responsibilities of the Nominating Committee include Board membership recommendations and executive officer succession planning.

                             EXECUTIVE COMPENSATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending December 31, 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Daniel E. Cohen, the Company's Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company as of December 31, 1998 (together with Mr. Cohen, the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                           ANNUAL COMPENSATION       COMPENSATION
                                         ------------------------    ------------
                                                                      SECURITIES
                                                                      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY($)       BONUS($)      OPTIONS(#)    COMPENSATION($)(1)
---------------------------     ----     ---------       --------    ------------    ------------------
Daniel E. Cohen                 1998     $235,000        $ 74,025           -0-             $261
 Chief Executive Officer        1997      219,750             -0-           -0-              300
 and Chairman of the Board      1996      150,000         150,000           -0-              300

Marti Morfitt                   1998      185,647(2)       73,479       150,000              127
 President and                  1997          -0-             -0-           -0-              -0-
 Chief Operating Officer        1996          -0-             -0-           -0-              -0-

Kirk P. Hodgdon                 1998      144,213          27,256        15,000               99
 Vice President of              1997      142,000             -0-           -0-              300
 Breathe Right Brand            1996      127,000          76,200           -0-              300

David J. Byrd                   1998      143,175          27,060        15,000              261
 Vice President of Finance,     1997      136,000             -0-        60,000(3)           275
 Chief Financial Officer        1996      118,750(4)       71,250           -0-              275
 and Treasurer

John J. Keppeler                1998       74,240(5)       73,700        15,000               49
 Vice President of Sales        1997          -0-             -0-           -0-              -0-
                                1996          -0-             -0-           -0-              -0-

------------------
(1) Represents the payment by the Company of life insurance premiums on behalf of the Named Executive.

(2) Ms. Morfitt became Chief Operating Officer in March 1998 and received a salary for the remainder of the year.

(3)  Represents a repricing of an option previously granted on May 5, 1996.

(4) Mr. Byrd became Vice President of Finance and Chief Financial Officer in February 1996 and received a salary for the remainder of the year.

(5) Mr. Keppeler became Vice President of Sales in July 1998 and received a salary for the remainder of the year.

STOCK OPTIONS

     The following table contains information concerning grants of stock options to the Named Executives during the fiscal year ending December 31, 1998:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                              ---------------------------------------------------------
                                                                                                  POTENTIAL
                                                                                             REALIZABLE VALUE AT
                                                 PERCENT                                        ASSUMED ANNUAL
                                  NUMBER         OF TOTAL                                       RATES OF STOCK
                              OF SECURITIES      OPTIONS      EXERCISE OR                     PRICE APPRECIATION
                                UNDERLYING      GRANTED TO       BASE                         FOR OPTION TERM(1)
                                 OPTIONS        EMPLOYEES        PRICE       EXPIRATION    ------------------------
NAME                           GRANTED (#)       IN 1998        ($/Sh)          DATE           5%            10%
----                          -------------     ----------    -----------    ----------    --------      ----------
Daniel E. Cohen ..........          -0-             --              --         --               --              --
Marti Morfitt ............      150,000(2)        23.6%         $5.438       03/30/08      $512,942      $1,299,896
Kirk P. Hodgdon ..........       15,000(3)         2.4           5.00        04/22/08        47,167         119,531
David J. Byrd ............       15,000(3)         2.4           5.00        04/22/08        47,167         119,531
John J. Keppeler .........       50,000(4)         7.9           4.438       07/13/08       139,535         353,612

------------------
(1) Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2) The option vests as follows: 30,000 shares on each of March 30, 1998, 1999, 2000, 2001 and 2002.

(3) The option vests as follows: 5,000 shares on each of April 22, 1999, 2000 and 2001.

(4) The option vests as follows: 10,000 shares on each of July 13, 1998, 1999, 2000, 2001 and 2002.


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ending December 31, 1998 and unexercised options held as of December 31, 1998:


                     AGGREGATED OPTION EXERCISES IN 1998 AND
                          FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               SHARES                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                              ACQUIRED                   OPTIONS AT FY-END(#)        OPTIONS AT FY-END ($)(1)
                                 ON          VALUE    ---------------------------   ---------------------------
NAME                        EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ------------   --------   -----------   -------------   -----------   -------------
Daniel E. Cohen ..........      -0-           -0-       200,000            -0-          (2)            (2)
Marti Morfitt ............      -0-           -0-        30,000        120,000          (2)            (2)
Kirk P. Hodgdon ..........      -0-           -0-        82,000         27,000          (2)            (2)
David J. Byrd ............      -0-           -0-        30,000         45,000          (2)            (2)
John J. Keppeler .........      -0-           -0-        10,000         40,000          (2)            (2)

------------------

(1) Based on the closing sale price of $3.4375 per share for the Common Stock on December 31, 1998.

(2) The exercise price for these options was greater than the closing sale price on December 31, 1998.

REPORT ON EXECUTIVE COMPENSATION

     This is a report of the Compensation Committee of the Board of Directors of the Company, which is composed of the undersigned Board members. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     COMPENSATION PHILOSOPHY. The compensation philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. It is intended that, in judging appropriate levels of compensation, the Compensation Committee will take into account internally set performance goals and comparisons with the performance of other publicly-held consumer products companies which had rapidly growing revenues under $500 million.

     BASE SALARY. Executive base salary is reviewed annually and adjustments, if any, are based on levels of responsibility, experience, internal equity, external pay practices and the rate of inflation. In 1998, the Compensation Committee recommended to the Board of Directors and the Board adopted a plan under which the base salaries of the executive officers were set effective April 1, 1998.

     CASH BONUS. Bonuses are awarded to executive officers in consideration of contributions to the Company and the Company's overall performance. In 1998, the Board of Directors adopted a plan under which the Chairman and Chief Executive Officer of the Company and the President and Chief Operating Officer of the Company would be eligible for cash bonuses equal to amounts of between 17.5% and 100% of their base salaries depending on the Company's financial performance for the fiscal year. The specified financial targets required for various bonus levels were set by the Board of Directors. Under the same plan, Vice Presidents of the Company were eligible for cash bonuses of between 10.5% and 60% of their base salaries.

     STOCK OPTIONS. The Company's Stock Option Plans include executive officers. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholder's interests in enhancing shareholder value.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Cohen's compensation for 1996-1998 is shown in the Summary Compensation Table above. Mr. Cohen has managed the Company well in an increasingly competitive industry, has successfully guided the development and marketing of its Breathe Right(R) external nasal dilator, and has made arrangements for the Company to test and enter into production and sale of new product lines. The Compensation Committee has determined Mr. Cohen's compensation on these bases and commends him for his performance.

     BOARD ACTION. All recommendations of the Compensation Committee have been and are subject to Board of Director review and approval. Stock option grants by the Compensation Committee are not, however, subject to Board of Director review and approval.


                     SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:
                        Andrew J. Greenshields, Chairman
                               Richard W. Perkins

STOCK PERFORMANCE

     The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Surgical, Medical and Dental Instruments and Supplies Index (the "Medical Instruments Index") (SIC Code 384, which includes 242 companies). The graph below compares with the two indicated indexes the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on December 31, 1993 and assuming reinvestment of all dividends paid. The Company did not pay any dividends during this period. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.


                              [PLOT POINTS CHART]

                                                   DECEMBER 31,
                         -----------------------------------------------------------------
                         1993        1994        1995        1996        1997         1998
                         ----        ----        ----        ----        ----         ----
CNS, Inc.                $100      $107.58     $366.67     $348.48     $162.12     $ 83.33
Industry Index            100       110.79      185.06      197.06      236.33      307.44
Nasdaq Market Index       100       104.99      136.18      169.23      207.00      291.96


     The Company's Common Stock closed at $3.4375 per share on December 31,
1998.


EMPLOYMENT AGREEMENTS

     Messrs. Cohen, Hodgdon, Byrd, and Keppeler and Ms. Morfitt each have employment agreements with the Company. The employment agreements with Messrs. Cohen, Hodgdon, Byrd and Keppeler and Ms. Morfitt provide that they are entitled to base salaries, respectively, of $235,000, $145,950, $144,900, $158,000 and $245,000 annually. In addition, they may earn cash bonuses as established by the Board from time to time. Either the Company or Messrs. Cohen, Hodgdon, Byrd, Keppeler or Ms. Morfitt may terminate their respective agreements at any time on 30 days' advance, written notice. Each of the employment agreements with Messrs. Cohen, Hodgdon, Byrd and Keppeler and Ms. Morfitt contains a noncompete obligation which remains in effect for a period of one year after termination of employment for any reason.

     Each of the employment agreements with Messrs. Cohen, Hodgdon, Byrd and Keppeler and Ms. Morfitt provides that upon the termination of their employment with the Company during a period of twenty-four months following a Change in Control of the Company (i) by the Company other than for Cause, death or Disability, or (ii) by the employee for Good Reason (as such terms are defined in their employment agreements), then they shall be entitled to a lump sum payment equal to twenty-four times the average monthly cash compensation paid to them in the twenty-four months prior to termination and all of their outstanding options to purchase Common Stock of the Company shall immediately become fully vested and exercisable. If such a termination had occurred in 1998, the amounts payable pursuant to these employment agreements would have been as follows: Mr. Cohen, $528,775; Mr. Hodgdon, $313,469, Mr. Byrd, $306,235; Mr. Keppeler, $427,000; Ms. Morfitt, $691,000.


DIRECTOR COMPENSATION

     Directors who served during 1998 and were not otherwise directly or indirectly compensated by the Company as employees were each paid directors' fees in the form of an annual retainer and meeting fee during 1998. The annual retainers for Messrs. Delaney, Greene, Greenshields and Perkins, who served the entire fiscal year, was $5,000. In addition, non-employee directors received $1,000 for each board meeting they attended and were compensated for attending committee meetings not held on the same day as a regular board meeting at a rate of $750 per meeting. Fees were also paid to Mr. Delaney's law firm, Lindquist & Vennum P.L.L.P., for legal services rendered to the Company during 1998. All cash fees paid to Mr. Delaney were assigned to Lindquist & Vennum and deducted from legal fees payable by the Company.

     Each of the non-employee directors who was elected or re-elected at last year's Annual Meeting of Stockholders (Messrs. Delaney, Greene, Greenshields and Perkins) was granted a ten-year, nonqualified option under the 1994 Amended Stock Option Plan to purchase 15,000 shares of Common Stock at $5.00 per share, the fair market value of the Common Stock on the date of grant. The options vest as follows: 5,000 shares on the date of grant and 5,000 shares on the date of each annual stockholders' meeting held during the succeeding two years at which the director is re-elected to the Board of Directors.

                               ------------------

                       APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL #2)

     The Board of Directors has selected KPMG Peat Marwick LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 1999, and to perform other appropriate accounting services. Unless otherwise specified, proxies solicited by the Board of Directors will be voted "FOR" such appointment of KPMG Peat Marwick LLP. In the event the appointment of KPMG Peat Marwick LLP should not be ratified and approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

     A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting. He or she will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


         ---------------------------------------------------------------

          MANAGEMENT RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY AND
                APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

         ---------------------------------------------------------------

                                  ANNUAL REPORT

     An Annual Report of the Company describing the Company's key activities and containing financial statements for the fiscal year ended December 31, 1998 accompanies this Notice of Annual Meeting and proxy solicitation material.


                             STOCKHOLDER PROPOSALS

     If a stockholder desires to present a proposal to be voted upon at the next meeting of stockholders of CNS, Inc., such proposal, in order to be included in the proxy statement, must be received at the Company's office at P.O. Box 39802, Minneapolis, Minnesota, 55439 by November 19, 1999. In addition, if the Company receives notice of a stockholder proposal after January 15, 2000, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in the proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to such proposal.


                                 SOLICITATION

     The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.


                                    GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all insiders of the Company filed in a timely manner all such reports.


OTHER BUSINESS

     The management of the Company does not know of any other business to be presented at the Annual Meeting of Stockholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

     ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY STOCKHOLDERS. IF NO DIRECTION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS, AND FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Daniel E. Cohen


                                     Daniel E. Cohen
                                     CHAIRMAN OF THE BOARD

Minneapolis, Minnesota
March 15, 1999


                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

                                    CNS, INC.
                              4400 WEST 78TH STREET
                          BLOOMINGTON, MINNESOTA 55435

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


The undersigned hereby appoints Daniel E. Cohen and Patrick Delaney, each of them as Proxies and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of CNS, Inc. held of record by the undersigned on March 3, 1999, at the Annual Meeting of Stockholders to be held on April 21, 1999, or at any adjournment or postponement thereof.

1.   ELECTION OF DIRECTORS    [ ] FOR all nominees listed below
                                  (except as marked to the contrary below)

                DANIEL E. COHEN, PATRICK DELANEY, R. HUNT GREENE,
            ANDREW J. GREENSHIELDS, MARTI MORFITT, RICHARD W. PERKINS

     (INSTRUCTION: To withhold authority to vote for any nominee, print that nominee's name on the space provided below.)

     ---------------------------------------------------------------------------

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                                        [ ] FOR     [ ] AGAINST      [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


           (CONTINUED, AND TO BE COMPLETED AND SIGNED ON REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       Dated: ____________________________, 1999


                                       _________________________________________
                                       Name of Shareholder(s) (Please print)


                                       _________________________________________
                                       Signature (and Title if applicable)


                                       _________________________________________
                                       Signature if held jointly

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.